HMF N-SAR


SUB-ITEM 77Q1: Exhibits

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

Articles Supplementary dated February 23, 2017, which established Class T and Class F Shares of each Series of the Registrant, was previously filed with the SEC as exhibit a.(xxxi) to Post-Effective Amendment No. 153 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession
No. 0001104659-17-012288) and incorporated herein by reference.

Amended and Restated Rule 12b-1 Distribution Plan for
Class A, Class B, Class C, Class R3 and Class R4 and
Class T Shares dated August 2, 2006 as last amended and restated on February 28, 2017, which added Class T
Shares, was previously filed with the SEC as exhibit m. to Post-Effective Amendment No. 153 to the Registrant's
Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession No. 0001104659-
17-012288) and incorporated herein by reference.

Multiple Class Plan Pursuant to Rule 18f-3 dated January
11, 2017, as last amended February 28, 2017, which added
Class T and Class F Shares, was previously filed with the SEC as exhibit n. to Post-Effective Amendment No. 153 to the Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession No.
0001104659-17-012288) and incorporated herein by reference.

(e) Copies of any new or amended Registrant investment advisory contracts

Investment Management Agreement between Hartford
Funds Management Company, LLC and The Hartford
Mutual Funds, Inc. was previously filed with the SEC as exhibit d.(i).d to Post-Effective Amendment No. 153 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2017 (SEC Accession No.
0001104659-17-012288) and incorporated herein by reference.



204779741_1 LAW
204779741_1 LAW